As filed with the Securities and Exchange Commission on December 18, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

Santarus, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	33-0734433

(State of incorporation)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
(Address, including zip code, of principal executive offices)

SANTARUS, INC. AMENDED AND RESTATED 2004 EQUITY INCENTIVE AWARD PLAN, AS AMENDED
SANTARUS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Gerald T. Proehl
President and Chief Executive Officer
Santarus, Inc.
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
(858) 314-5700
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Scott N. Wolfe, Esq.
Faye H. Russell, Esq.
Cheston J. Larson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title	Amount	Offering	Aggregate	Amount of
of Securities to	to be	Price	Offering	Registration
be Registered	Registered(1)	Per Share	Price	Fee
Common Stock, par value $0.0001 per share(2)	2,500,000 (3)	$1.75 (4)	$4,375,000	$171.94
Common Stock, par value $0.0001 per share(2)	500,000 (5)	$1.75 (4)	$875,000	$34.39
Total	3,000,000	—	$5,250,000	$206.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share of Santarus, Inc. (“Common Stock”) which become issuable under the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended (the “2004 Plan”) and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0001 per share.

(3)	Represents 2,500,000 additional shares of Common Stock available for issuance under the 2004 Plan.

(4)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($1.75) of the high ($1.79) and low ($1.70) prices for the Common Stock reported by the Nasdaq Global Market on December 17, 2008.

(5)	Represents 500,000 additional shares of Common Stock available for issuance under the ESPP.

Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

REGISTRATION OF ADDITIONAL SECURITIES
     Santarus, Inc. (the “Company”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (1) 2,500,000 additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended (the “2004 Plan”), and (2) 500,000 additional shares of the Common Stock pursuant to the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Both the 2004 Plan and the ESPP, including the shares available for issuance under the plans, have been previously approved by the Company’s stockholders.
     7,148,539 shares of Common Stock under the 2004 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-114134) filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2004 and subsequently amended on May 14, 2004 and August 13, 2004 (the “Initial Registration Statement”). An additional 3,539,777 shares of Common Stock under the 2004 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-139574) filed with the SEC on December 21, 2006 (the “Second Registration Statement”). An additional 2,500,000 shares of Common Stock under the 2004 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-148141) on December 18, 2007 (the “Third Registration Statement”).
     1,000,000 shares of Common Stock under the ESPP were previously registered on the Initial Registration Statement. An additional 707,954 shares of Common Stock under the ESPP were previously registered on the Second Registration Statement. An additional 500,000 shares of Common Stock under the ESPP were previously registered on the Third Registration Statement.
     In accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement, the Second Registration Statement and the Third Registration Statement are hereby incorporated by reference.
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the SEC by the Company are incorporated by reference in this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 4, 2008;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Securities and Exchange Commission on May 8, 2008;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission on August 5, 2008;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on November 4, 2008;

(e)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 22, 2008, March 11, 2008, April 15, 2008, May 7, 2008, May 27, 2008, May 28, 2008, May 30, 2008, July 14, 2008, July 22, 2008, July 22, 2008, October 7, 2008, November 6, 2008, December 5, 2008, December 9, 2008 and December 15, 2008;

(f)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A initially filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 24, 2004, including any subsequent amendment or report filed for the purpose of amending such description; and

(g)	The description of the Company’s purchase rights for Series A Junior Participating Preferred Stock, par value $0.0001 per share, contained in the Company’s Registration Statement on Form 8-A initially filed under Section 12(g) of the Exchange Act on November 17, 2004, including any subsequent amendment or report filed for the purpose of amending such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated by reference, unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.
     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.3(3)	Amendment No. 1 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.4(4)	Amendment No. 2 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.5(5)	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2004.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 13, 2004.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 7, 2006.

(4)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-139574), filed with the SEC on December 21, 2006.

(5)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-148141), filed with the SEC on December 18, 2007.

Item 9. Undertakings.
        (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 18th day of December 2008.

SANTARUS, INC.
By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gerald T. Proehl and Debra P. Crawford his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and any abbreviated registration statements related thereto pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl Gerald T. Proehl	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2008

/s/ Debra P. Crawford Debra P. Crawford	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 18, 2008

/s/ David F. Hale	Director

David F. Hale	(Chairman of the Board)	December 18, 2008

/s/ Daniel D. Burgess

Daniel D. Burgess	Director	December 18, 2008

/s/ Michael G. Carter

Michael G. Carter, M.B., Ch.B., F.R.C.P. (U.K.)	Director	December 18, 2008

/s/ Michael E. Herman

Michael E. Herman	Director	December 18, 2008

/s/ Ted W. Love

Ted W. Love, M.D.	Director	December 18, 2008

/s/ Kent Snyder

Kent Snyder	Director	December 18, 2008

INDEX TO EXHIBITS

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.3(3)	Amendment No. 1 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.4(4)	Amendment No. 2 to Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan

4.5(5)	Santarus, Inc. Amended and Restated Employee Stock Purchase Plan

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 17, 2004.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 13, 2004.

(3)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 7, 2006.

(4)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-139574), filed with the SEC on December 21, 2006.

(5)	Incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-148141), filed with the SEC on December 18, 2007.